Exhibit 5

SUMMARY OF PATENT APPLICATIONS/ PATENTS
FOR GENOIL INC.
Title: DESANDING SYSTEM FOR OIL TANKS
Date: May, 2006

OUR REF	COUNTRY	APPLN. SR. NO.	FILING DATE	PATENT NO AND DATE	ACTION AND COST
9561-5 Sim & McBurney	U.S.A.	09/028,905	Feb 24/98	6,125,865 Oct 3/00	Maintenance fee # 2 Apr 3/08 Approx Cost US$1,415.00
Title: JET PUMP TREATMENT OF HEAVY OIL PRODUCTION SAND
Date: May, 2006

OUR REF	COUNTRY	APPLN. SR. NO.	FILING DATE	PATENT NO AND DATE	ACTION AND COST
9561-6	U.S.A.	09/151,510	Sept 11/98	6,074,549	Maintenance fee # 2 Dec 13/07
Sim & McBurney				Jun 13/00	Approx Cost US$1, 415.00
9561-42	U.S.A.	09/622,631	Aug 17/00	6,527,960	Maintenance Fee #1 Sep 4/06
Sim & McBurney		(2,229,970 priority)		March 4, 03	Approx Cost US$645.00
9561-43	Canada	2,319,566	Feb 17/99	2,319,566	To be Abandoned
Sim & McBurney		(2,229,970 priority)		Apr 20/04
Title: PROCESS FOR UPGRADING CRUDE OIL USING HYDROGEN IN A SPECIALLY DESIGNED UNIT
Date: May, 2006

OUR REF	COUNTRY	APPLN. SR. NO.	FILING DATE	PATENT NO AND DATE	ACTION AND COST
9561-12 Sim & McBurney	Venezuela	1999-001983 (2249051 priority)	Sep 29/99
9561-13 Sim & McBurney	Peru	000980.99 (2249051 priority)	Sep 28/99	3252 Oct 31, 03	Annuity – Sep 28/06 Approx Cost $360.00

Title: PROCESS FOR TREATING CRUDE OIL USING HYDROGEN IN A SPECIAL UNIT
Date: May, 2006

OUR REF	COUNTRY	APPLN. SR. NO.	FILING DATE	PATENT NO AND DATE	ACTION AND COST
9561-47 Sim & McBurney	Brazil	PI9914129-9 (2249051 priority	Sept 29/99		Annuity – Dec 29/06 Approx Cost $610.00
G347-003 Oyen Wiggs	Canada Patent Cooperation Treaty	2306069 (2249051 Priority Sept 29/98)	Sept 29/99		Pending

G347-005 Oyen Wiggs	Europe Patent Cooperation Treaty	99945823-5 (Priority 2249051 Sept 29/98)	Sept 29/99		Pending
G347-006 Oyen Wiggs	United States Patent Cooperation Treaty	09/529438 (Priority 2249051 Sept 29/98)	Sept 29/99	7001502 Feb 21/06	Granted
Title: APPARATUS AND METHOD FOR REMOVING FINES FROM OIL TANKS
Date: May, 2006

OUR REF	COUNTRY	APPLN. SR. NO.	FILING DATE	PATENT NO AND DATE	ACTION AND COST
9561-27 Sim & McBurney	U.S.A.	09/548,775 (60/129,629 priority)	Apr 13/00	6,588,601 July 8/03	Maintenance Fee #1 Jan 8/07 Approx Cost US$645.00
9561-28 Sim & McBurney	Venezuela	2000-000803 (60/129,629 priority)	April 14/00		To be Abandoned
Title: METHOD AND APPARATUS FOR SEPARATING FOUR IMMISCIBLE PHASES WITH DIFFERENT DENSITIES

PATENT NO AND
OUR REF	COUNTRY	APPLN. SR. NO.	FILING DATE	DATE	ACTION AND COST
G347-0001	Unites States	60/463786	April 18/03		EXPIRED
Oyen Wiggs	Provisional
Title: METHOD AND APPARATUS FOR SEPARATING IMMISCIBLE PHASES WITH DIFFERENT DENSITIES (Diamond)

PATENT NO AND
OUR REF	COUNTRY	APPLN.SR.NO.	FILING DATE	DATE	ACTION AND COST
G347-002 Oyen Wiggs	Unites States (60/463786 Priority April 18/03) Ordinary filing	10/826385	April 19/04	7014756 March 21/06	Granted Expiration date Aug 11, 2024
Title: METHOD AND APPARATUS FOR INTRODUCING FLUIDS INTO A HYDROCRACKING REACTOR

PATENT NO AND
OUR REF	COUNTRY	APPLN.SR.NO.	FILING DATE	DATE	ACTION AND COST
G347-007 Oyen Wiggs	United States Ordinary filing	11/312578	Dec 21/05		Pending
Title: METHOD AND APPARATUS FOR WASHING PARTICULATE MATTER

PATENT NO AND
OUR REF	COUNTRY	APPLN.SR.NO.	FILING DATE	DATE	ACTION AND COST
G347-008 Oyen Wiggs	United States Ordinary filing	11/278112	Mar 30/06		Pending

Title: FILTERLESS MULTI-STAGE APPARATUS AND METHODS FOR SEPARATING IMMISCIBLE FLUIDS (Crystal)

OUR REF	COUNTRY	APPLN.SR.NO.	FILING DATE	PATENT NO AND DATE	ACTION AND COST
G347-004 Oyen Wiggs	Canada Ordinary filing	2243142	July 10/98	2243142 April 13/04	Granted Expiry July 10, 2018
Title: REACTOR FOR WASHING PARTICULATE MATTER

PATENT NO AND
OUR REF	COUNTRY	APPLN.SR.NO.	FILING DATE	DATE	ACTION AND COST
G347-0009	United States Ordinary Filing	11/278119	Mar 30/06		Pending
Title: HYDROCYCLONE

PATENT NO AND
OUR REF	COUNTRY	APPLN.SR.NO.	FILING DATE	DATE	ACTION AND COST
Patents Canada	US			5,965,021 Oct 12/99	Maintenance fee due Apr 12/07 Question as to ownership (Velox)
Title: APPARATUS AND METHOD FOR PROCESSING FLUIDS FROM OIL WELLS (AKA MAXIS TECHNOLOGY)

PATENT NO AND
OUR REF	COUNTRY	APPLN.SR.NO.	FILING DATE	DATE	ACTION AND COST
Patents Canada	Unites States	10/970,010 application	Oct 22/04		First examination of application approx Dec/06. Owner – Genoil Numerous foreign patent applications were filed based on this us application. They are all in the name of Genoil, all claim priority from the us application, all are currently pending

PATENT NO AND
OUR REF	COUNTRY	APPLN.SR.NO.	FILING DATE	DATE	ACTION AND COST
Patents Canada	Eurasian (EAPO)	200401602	Dec 30/04		Application has been allowed and patent should issue shortly
Patents Canada		PCT/CA205/001630	Oct 21/05		This patent application provides the option of pursuing patent protection in over 100 jurisdictions world wide by Apr 22/07
Patents	Argentina	P050104425	Oct 21/05
Patents Canada	Bangladesh	252/2005	Oct 19/05
Patents Canada	Saudi Ariabia, UAE,	GCC/P/2005/5288	Oct 22/05
Kuwait, Bahrain,
Qatar and Oman
Patents Canada	Malaysia	PI 20054946	Oct 21/05
Patents Canada	Pakistan	1011/2005	Oct 20/05
Patents Canada	Venezuela	2005-2156	Oct 21/05
Patents Canada	Angola	806	Oct 19/05